EXHIBIT 10 (X)

HERMAN MILLER, INC.
EXECUTIVE INCENTIVE CASH BONUS PLAN

Section 1.    Purposes of the Plan

The purpose of the Plan is to more closely link incentive cash compensation to the creation of shareholder wealth. The Plan is intended to foster a culture of performance and ownership, promote employee accountability, and establish a framework of manageable risks imposed by variable pay. The Plan is also intended to reward long-term, continuing improvements in shareholder value with a share of the wealth created.

Section 2.    Definition

“Actual Improvement” means the annual change as determined under Section 4(b)(1) of the Plan, which amounts can be positive or negative.

“Annual Salary” means, with respect to a Participant, his or her annual base salary paid in a particular fiscal year of the Company, provided, however, that if a Participant is added to the Plan during a Plan Year the term Annual Salary Amount will mean only his or her annual base compensation earned after being added to the Plan.

“Average Capital” means the sum of the Company’s capital at the end of each month during a Plan Year divided by 12.

“Board” means the Board of Directors of the Company.

“Bonus Amount” means the amount of a Participant’s Earned Bonus and which is payable to a Participant under Section 5 of the Plan.

“Bonus Interval” means the amount of EVA growth or diminution as a variance from Expected Improvement that would either (i) result in the doubling of the Target Bonus for EVA performance above Expected Improvement; or (ii) result in the realization of no Target Bonus for EVA performance below Expected Improvement.

“Capital Charge” means the Company’s Average Capital for the Plan Year multiplied by the Cost of Capital.

“Change Control” means:

(a) the acquisition by any Person of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 35 percent or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities unless such outstanding convertible or exchangeable securities were acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this Definition shall be satisfied; and provided further that, for purposes of clause (B), (i) a Change in Control shall not occur solely because any Person becomes the beneficial owner of 35 percent or more of the Outstanding Company Common Stock or 35 percent or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company of Outstanding Company Common Stock or Outstanding Company Voting Securities that reduces the number of outstanding shares of Outstanding Company Common Stock or Outstanding Company Voting Securities and (ii) if, after such acquisition by the Company, such Person becomes the beneficial owner of any additional shares of Outstanding Company Common Stock or any additional Outstanding Company Voting Securities, such additional beneficial ownership shall constitute a Change in Control;

(b) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason within any 24-month period to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

(c) consummation of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) more than 60 percent of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation (the “Surviving Corporation”) (or, if applicable, the ultimate parent corporation that beneficially owns all or substantially all of the outstanding voting securities entitled to vote generally in the election of directors of the Surviving Corporation) and more than 60 percent of the combined voting power of the then outstanding securities of the Surviving Corporation (or such ultimate parent corporation) entitled to vote generally in the election of directors is represented by the shares of Outstanding Company Common Stock and the Outstanding Company Voting Securities, respectively, that were outstanding immediately prior to such reorganization, merger or consolidation (or, if applicable, is represented by shares into which such Outstanding Company Common Stock and Outstanding Company Voting Securities were converted pursuant to such reorganization, merger or consolidation) and such ownership of common stock and voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan [or related trust] sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation [or any corporation controlled by the Company] and any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 35 percent or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 35 percent or more of the then outstanding shares of common stock of such corporation or 35 percent or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or

(d) consummation of (i) a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 60 percent of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation (the “Surviving Corporation”) (or, if applicable, the ultimate parent corporation that beneficially owns all or substantially all of the outstanding voting securities entitled to vote generally in the election of directors of the Surviving Corporation) and more than 60 percent of the combined voting power of the then outstanding securities of the Surviving Corporation (or such ultimate parent corporation) entitled to vote generally in the election of directors is represented by the shares of Outstanding Company Common Stock and the Outstanding Company Voting Securities, respectively, that were outstanding immediately prior to such reorganization, merger or consolidation (or, if applicable, is represented by shares into which such Outstanding Company Common Stock and Outstanding Company Voting Securities were converted pursuant to such reorganization, merger or consolidation) and such ownership of common stock and voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan [or related trust] sponsored or maintained by the Company or such corporation [or any corporation controlled by the Company] and any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 35 percent or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 35 percent or more of the then outstanding shares of common stock thereof or 35 percent or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale of other disposition.

“Code” means the Internal Revenue Code, as amended.

“Committee” means the Executive Compensation Committee of the Board, or any successor Committee thereto.

“Company” means Herman Miller, Inc., a Michigan corporation.

“Cost of Capital” means the Company’s weighted cost of equity plus its weighted cost of debt, expressed as a percentage, as determined by the Committee in a manner consistent with the Manual.

“Disability” means a physical or mental condition that qualifies the Participant for disability benefits under the Company’s Long Term Disability Income Plan.

“Expected Improvement” means the targeted improvement in annual EVA growth for the Target Bonus Percentage to be earned in full.

“EVA” means the Economic Value Added of the Company determined each Plan Year by deducting the Company’s Capital Charge from the Company’s Net Income, as determined in a manner consistent with the terms of the Manual.

“EVA Bonus Factor” means the multiple determined in accordance with Section 4(b)(3) of the Plan for purposes of determining a Participant’s Earned Bonus.

“EVA Carryover Amount” means the amount of the Excess Improvement carried over from the previous Plan Year in excess of twice the Bonus Interval, but less than three times the Bonus Interval or the amount of Shortfall that is in excess of the Bonus Interval but less than twice the Bonus Interval. In no event may the EVA Carryover Amount accumulate to more than one Bonus Interval either positive or negative.

“Excess Improvement” means the amount by which the Actual Improvement for a Plan Year exceeds the Expected Improvement.

“Manual” means the Herman Miller EVA® Management System Technical Manual as approved by the Committee.

“Participant” means an employee of the Company or a Subsidiary determined by the Committee to be eligible to participate in the Plan for a Plan Year.

“Plan” means the Herman Miller, Inc., Executive Incentive Cash Bonus Plan.

“Plan Year” means the fiscal year of the Company.

“Retirement” means the termination of a Participant’s employment with the Company or a Subsidiary after a Participant attains age 55 with a minimum of 5 years of service.

“Subsidiary” means any corporation at least eighty (80) percent of the outstanding voting stock of which is owned by the Company.

“Shortfall” means the amount by which the Expected Improvement for a Plan Year exceeds the Actual Improvement.

“Target Bonus” means the annual bonus a Participant would earn, if any, for a Plan Year (the “Earned Bonus”) if Actual Improvement equaled Expected Improvement, determined by multiplying a Participant’s Annual Salary for that Plan Year by the Participant’s Target Bonus Percentage for that Plan Year.

“Target Bonus Percentage” means the percentage of a Participant’s Annual Salary, as established or approved by the Committee for purposes of determining a Participant’s Target Bonus.

Section 3.    Administration

a.	The Committee. The Committee shall be responsible for administering the Plan. The Committee shall be comprised of three or more members of the Board, each of whom shall be an “outside director” as that term is used in Section 162(m) of the Code and the regulations promulgated thereunder.

b.	Powers. The Committee shall have full and exclusive discretionary power to interpret the Plan, to determine those employees of the Company and its Subsidiaries who are eligible to participate in the Plan, and adopt such rules, regulations, and guidelines for administering the Plan as the Committee may deem necessary or proper. The Committee may employ attorneys, consultants, accountants, and other persons. The Board, Committee, the Company, and its officers shall be entitled to rely upon the advice or opinion of such persons.

c.	Binding Effect of Committee Actions. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participants, the Company, and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan. All members of the Committee shall be fully protected and indemnified by the Company, to the fullest extent permitted by applicable law, in respect of any such action, determination, or interpretation.

d.	Annual Determine. Each year prior to payment of a Bonus Amount, the Committee shall determine that the performance requirements of the Plan have been satisfied in accordance with Section 4(a)(2) of the Plan and Section 162(m) of the Code.

Section 4.    Determination of Earned Bonus

a.	Determination of EVA and Actual Improvement.

1)	Beginning of Year Determinations. Prior to the commencement of each Plan Year, the following determinations shall be made in accordance with the Manual:

(i)	The Committee shall approve the calculation the Company’s EVA as of the beginning of the Plan Year and the Company’s Cost of Capital for the Plan Year.

(ii)	The Committee shall approve the calculation of the EVA Carryover Amount, if any, from previous Plan Years. In no event will the cumulative EVA Carryovers exceed a Bonus Interval of one, whether positive or negative.

(iii)	The Committee shall determine or approve Target Bonus Percentages for each Participant.

(iv)	The Committee shall establish the Expected Improvement and the Bonus Interval for each Plan Year, which standards may each be set by the Committee for one to three Plan Years.

2)	Year-End Determinations. As of the end of each Plan Year, the following determinations shall be made:

(i)	The Committee shall approve the calculation of the Company’s EVA as of the end of the Plan Year.

(ii)	The Committee shall approve the calculation of EVA and Actual Improvement.

(iii)	The Committee shall approve the determination of the EVA Bonus Factor for each Plan Year, consistent with the terms of the Plan and the Manual.

b.	Determination of Earned Bonus. Each Participant shall be credited with an Earned Bonus, if any, for a Plan Year according to the following:

1)	The Actual Improvement in EVA for a Plan Year shall be determined by adding any EVA Carryover Amount (either positive or negative) to the EVA as of the end of Plan Year and then subtracting from it the EVA as of the beginning of the Plan Year.

2)	The EVA Bonus Factor shall be determined by comparing the Excess Improvement or Shortfall to the Expected Improvement and Bonus Interval, according to the following:

(i)	If the Actual Improvement equals the Expected Improvement, the EVA Bonus Factor shall equal one (1).

(ii)	If the Actual Improvement exceeds the Expected Improvement, the EVA Bonus Factor shall equal (a) the Excess Improvement divided by the Bonus Interval, plus (b) one (1).

(iii)	If the Actual Improvement is less than the Expected Improvement, the EVA Bonus Factor shall equal (a) the Shortfall (expressed as a negative number) divided by the Bonus Interval, plus (b) one (1).

3)	The Earned Bonus for each Participant shall equal the Participant’s Target Bonus, multiplied by the EVA Bonus Factor, which shall be payable by the Company in accordance with Section 5 of this Plan.

Section 5.    Payment of Earned Bonus

a.	Determination of Bonus Amount. Each Year the Company shall pay each Participant a bonus equal to the Participant’s Earned Bonus, but in no event greater than twice the Participant’s Target Bonus. The Bonus Amount shall be paid by the Company within thirty (30) days following the Committee’s certification of the EVA Bonus Factor.

b.	Allocation of EVA Bonus Factor. A Participant’s Earned Bonus may be based upon the EVA Bonus Factor for the Company only, or at the discretion of the Committee, a Participant’s Earned Bonus may be based upon the EVA Bonus Factor or other bonus factor for a particular division, operation, or subsidiary of the Company, or combination thereof as determined by the Committee.

c.	Payment Upon Death, Retirement, or Disability. In the event of a Participant’s termination of employment by the Company due to death, Retirement, or Disability, the Participant shall be credited as of the end of the Plan Year in which termination occurs (the “Termination Year”), with an Earned Bonus determined in accordance with Section 4 of the Plan, multiplied by a fraction (the “Completion Multiple”), the numerator of which shall equal the total number of days during the Termination Year in which the Participant was employed by the Company, and the denominator of which shall be 365. The Bonus Amount for the Termination Year shall be determined in accordance with Section 5(a) above, except that the Participant’s Target Bonus shall first be multiplied by the Completion Multiple. The full amount of the Participant’s Earned Bonus shall be paid by the Company to the former Participant, or in the event of his or her death, to his or her estate or designated beneficiary, in one lump sum within the time frame set forth in Section 5(a) of the Plan.

d.	Termination of Employment for Reasons Other Than Death, Retirement, or Disability. If a Participant’s employment by the Company is terminated for reasons other than death, Retirement or Disability before the end of a Plan Year, the Participant will not be entitled to any Bonus Amount and the Participant’s Earned Bonus shall be forfeited.

e.	Leave of Absence; Ineligibility. If during any Plan Year a Participant has an authorized leave of absence, the amount of his or her Earned Bonus shall be determined in accordance with Section 4 of the Plan, multiplied by a fraction, the numerator of which shall equal the total number of days of the Plan Year a Participant is not on leave of absence, and the denominator of which shall equal 365.

f.	Ineligibility. If an employee’s participation in the Plan is terminated for reasons other than set forth in Section 5(c) through 5(d), whether due to employment with an affiliate of the Company that is not a Subsidiary or inclusion in a different bonus plan, (i) the amount of his or her Earned Bonus shall be determined in accordance with Section 5(c) of the Plan, whereby the Termination Year shall be the Plan Year in which participation in the Plan terminates and the numerator of the Completion Multiple shall equal the total number of days during the Termination Year in which the employee was a Participant in the Plan.

Section 6.    General Provisions

a.	No Right to Employment. No Participant or other person shall have any claim or right to be retained in the employment of the Company or a Subsidiary by reason of the Plan or any Earned Bonus or Bonus Reserve Account.

b.	Plan Expenses. The expenses of the Plan and its administration shall be borne by the Company.

c.	Plan Not Funded. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Earned Bonus or Bonus Reserve Account under the Plan.

d.	Reports. The appropriate officers of the Company shall cause to be filed any reports, returns, or other information regarding the Plan, as may be required by any applicable statute, rule, or regulation.

e.	Governing Law. The validity, construction, and effect of the Plan, and any actions relating to the Plan, shall be determined in accordance with the laws of the State of Michigan and applicable federal law.

Section 7.    Amendment and Termination of the Plan

The Board may, from time to time, amend the Plan in any respect, or may discontinue or terminate the Plan at any time, provided, however, that:

a.	No amendment, discontinuance, or termination of the Plan shall alter or otherwise affect the amount of an Earned Bonus earned through the date of termination;

b.	Without the approval of the Company’s shareholders, no amendment shall be made which would replace the EVA performance measurement system for purposes of determining Earned Bonuses under the Plan, provided that the Board or Committee shall have the authority to adjust and establish Expected Improvement, Bonus Intervals, Target Bonus Percentages, and other criteria utilized in the EVA performance measurement system; and

c.	In the event of the termination of this Plan, the full amount, if any, then credited to a Participant’s Earned Bonus shall be paid in full within ninety (90) days following the effective date of termination. If the Plan is terminated prior to the end of a Plan Year, Earned Bonuses for that Plan Year shall be determined and paid in accordance with Section 5(c) of the Plan. In the event the Plan is terminated following a Change in Control the Earned Bonuses shall be determined in accordance with Section 5(c) of the Plan, except that the Completion Multiple shall be one (1) and the Earned Bonuses shall be paid at the effective time of the Change in Control.

CERTIFICATION

        The foregoing Executive Incentive Plan was adopted by the Board of Directors on April 24, 2006.

HERMAN MILLER, INC. By James E. Christenson, Secretary